For period ending November 30, 2016

Exhibit 77Q2
File number 811-6475

Section 16(a) Beneficial Ownership Reporting Compliance

The registrant is not aware of any report required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, which was not timely filed.